SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2012

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4801 Woodway Drive, Suite 200-E
Houston, Texas  77056
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 28, 2012, Integrated Electrical Services, Inc. (the "Company") held its 2012 Annual Meeting of Stockholders.  At the Annual Meeting, the stockholders elected all of the Company's nominees for director and ratified the appointment of Ernst & Young LLP as the Company's certified public accountants for the fiscal year ending September 30, 2012.

(1)
Proposal One:  Election of Directors to serve until the 2013 annual stockholders’ meeting and until their successors are duly elected and qualified (or until their earlier death, resignation or removal).  Each director was elected as follows:

NAME		FOR	WITHHELD

01-	Charles H. Beynon	12,732,382	70,429

02-	Joseph L. Dowling III	12,766,813	35,998

03-	James M. Lindstrom	12,746,783	38,028

04-	Donald L. Luke	12,584,013	218,798

05-	John E. Welsh III	12,732,377	70,434

(2)	Proposal Two: Ratification of the appointment of Ernst & Young LLP as the Company's certified public accountants was approved as follows:

14,133,156	164,444	8,787	0
FOR	AGAINST	ABSTAIN	NON VOTE

Item 7.01	Regulation FD Disclosure

On February 28, 2012, at the Company’s Annual Stockholder Meeting, James M. Lindstrom, Chairman and Chief Executive Officer, made certain remarks, a copy of which is being furnished herewith to provide broad disclosure.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Remarks of James M. Lindstrom, Chairman and Chief Executive Officer, made at the Annual Meeting of Stockholders on February 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: March 1, 2012	/s/ William L. Fiedler
William L. Fiedler
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Remarks of James M. Lindstrom, Chairman and Chief Executive Officer, made at the Annual Meeting of Stockholders on February 28, 2012.